EXHIBIT 21.1

SUBDIARIES OF THE COMPANY

ACTIVE DOMESTIC SUBSIDIARIES

Westaff (USA), Inc.

Mediaworld International

Westaff Support, Inc.

INACTIVE DOMESTIC SUBSIDIARIES

Western Medical Services, Inc.

ACTIVE FOREIGN SUBSIDIARIES

Australia:

Westaff (Australia) Pty Ltd

New Zealand:

Westaff NZ Limited

Singapore:

Westaff (Singapore) Pte Ltd

United Kingdom:

Westaff (U.K.) Limited

Western Staff Services (UK) Limited

INACTIVE FOREIGN SUBSIDIARIES:

Australia:

Western Personnel Services Pty. Ltd.

Western Temporary Services Pty Limited

Mexico:

Westaff de Mexico, S.A. de C.V.